EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG LLP
                      INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 33-35863 and 33-42261 on Form S-3 and Registration Statement Nos. 33-4636, 33-24199, 33-36554, 33-41406, 33-49882, and 33-62097 on Form S-8, of our
report dated July 18, 1996, with respect to the consolidated financial statements of Immucor, Inc. in this Annual Report (Form 10-K).


Ernst & Young LLP

Atlanta, Georgia
August 26, 1996